SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 1997.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                   1-8801                   11-2578230
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(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)           Identification No.)


400 Rabro Drive East, Hauppauge, New York                       11788
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 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code  (516) 582-5900

                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 2. Acquisition or Disposition of Assets.

            On March 7, 1997 (the "Closing Date"), Everest & Jennings, Inc. ("E&J"), a wholly-owned subsidiary of Graham-Field Health Products, Inc., a Delaware corporation (the "Registrant"), acquired all of the issued and outstanding shares of the capital stock (the "Kuschall Stock") of Kuschall of America, Inc., a California corporation ("Kuschall"), pursuant to a Stock Purchase Agreement dated as of March 7, 1997 (the "Stock Purchase Agreement"), by and among the Registrant, E&J, Michael H. Dempsey, and Naomi C. Dempsey. The Stock Purchase Agreement contains customary representations and warranties of the parties.

            In accordance with the terms of the Stock Purchase Agreement, E&J acquired the Kuschall Stock for a purchase price (the "Purchase Price") equal to $1,510,000. The Purchase Price was paid by the issuance and delivery of 116,154 shares of the common stock, par value $.025 per share, of the Registrant, valued at $13.00 per share of which 23,230 shares (the "Escrowed Shares") were delivered into escrow. The Purchase Price is subject to adjustment if the final determination of the Closing Date Net Book Value (as defined in the Stock Purchase Agreement) of the assets acquired by E&J is greater or less than $1,510,000. All of the escrowed shares will be held in escrow until March 7, 1999, subject to any purchase price adjustments in favor of E&J or claims for indemnification.

            The former principal of Kuschall, Michael H. Dempsey, entered into a three (3) year consultant agreement dated as of March 7, 1997, pursuant to which Mr. Dempsey will act as a consultant to the Registrant.

            Kuschall manufactures pediatric wheelchairs, high-performance adult wheelchairs and other rehabilitation products. Kuschall has a significant presence in the United States, Canada, Japan, New Zealand and Australia, and generates revenues of approximately $4 million annually.


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Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

            (a) Financial Statements. It is impracticable to provide the required financial information concurrently with the filing of this report. The Registrant will file the required financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

            (b) Pro-Forma Financial Information and Interim Financial Statements. It is impracticable to provide the required pro-forma financial information and interim financial statements concurrently with the filing of this report. The Registrant will file the required pro-forma financial information and interim financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

            (c) Exhibits:

                 Exhibit No.     Description
                 -----------     -----------

                 2(a) Stock Purchase Agreement* dated as of March 7, 1997, by and among Graham-Field Health Products, Inc. (the "Registrant"), Everest & Jennings, Inc. ("E&J"), Michael H. Dempsey and Naomi C. Dempsey.

                 10(a) Escrow Agreement dated as of March 7, 1997, by and among the Registrant, E&J, Michael H. Dempsey, and Robert E. Lesser, as escrow agent.

                 10(b) Consultant Agreement dated as of March 7, 1997, by and between the Registrant and Michael H. Dempsey.

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*     The Registrant shall furnish all omitted schedules and exhibits to the
      Stock Purchase Agreement dated as of March 7, 1997, by and among the Registrant, E&J, Michael H. Dempsey and Naomi C. Dempsey, upon the request of the Securities and Exchange Commission.


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                 99(a)           Press Release dated March 14, 1997.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


Date:  March ___, 1997                  By: /s/ Irwin Selinger
                                            ----------------------------------
                                            Irwin Selinger
                                             Chairman of the Board and
                                             Chief Executive Officer


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                                  EXHIBIT INDEX

Item No.                            Description                       Page No.
--------                            -----------                       --------

2(a)           Stock Purchase Agreement** dated as of
               March 7, 1997, by and among Graham-Field
               Health Products, Inc. (the "Registrant"),
               Everest & Jennings, Inc. ("E&J"), Michael
               H. Dempsey and Naomi C. Dempsey.

10(a)          Escrow Agreement dated as of March 7,
               1997, by and among the Registrant, E&J,
               Michael H. Dempsey, and Robert E. Lesser, as escrow agent.

10(b)          Consultant Agreement dated as of March 7,
               1997, by and between the Registrant and
               Michael H. Dempsey.

99(a)          Press Release dated March 14, 1997.

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**         The Registrant shall furnish all omitted schedules and exhibits to the Stock Purchase Agreement dated as of March 7, 1997, by and among the Registrant, E&J, Michael H. Dempsey and Naomi C. Dempsey, upon the request of the Securities and Exchange Commission.


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